Exhibit 10.6.9

GRANT OF SECURITY INTEREST

PATENTS

THIS GRANT OF SECURITY INTEREST, dated as of May 10, 2011, is executed by XTERA COMMUNICATIONS, INC., a Delaware corporation with an address of 500 W. Bethany Drive, Suite 100 Allen, Texas 75013 (“Debtor”), in favor of HORIZON TECHNOLOGY FINANCE CORPORATION, a Delaware corporation with an address of 312 Farmington Avenue, Farmington, Connecticut 06032 (“Secured Party”).

A. Pursuant to a certain Venture Loan and Security Agreement dated on or about the date hereof (the “Agreement”) by and between Debtor and the Secured Party, the Secured Party has agreed to extend credit to Debtor upon the terms and subject to the conditions set forth therein;

B. Debtor owns the patents and/or applications for patents, more particularly described on Schedules 1-A and 1-B annexed hereto as part hereof (collectively, the “Patents”);

C. Pursuant to the Agreement, Debtor has granted to Secured Party a security interest in all right, title and interest of Debtor in and to the Patents, together with any reissue, continuation, continuation-in-part or extension thereof, and all proceeds thereof, including any and all causes of action which may exist by reason of infringement thereof for the full term of the Patents (the “Collateral”), to secure the prompt payment, performance and observance of the Obligations (as defined in the Agreement);

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Debtor does hereby further grant to Secured Party a security interest in the Collateral to secure the prompt payment, performance and observance of the Obligations.

Debtor does hereby further acknowledge and affirm that the rights and remedies of Secured Party with respect to the security interest in the Collateral granted hereby are more fully set forth in the Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

IN WITNESS WHEREOF, Debtor has caused this instrument to be executed as of the day and year first written above.

XTERA COMMUNICATIONS, INC.

By:	/s/ Paul Colan
Paul Colan
Chief Financial Officer

SCHEDULE 1-A TO GRANT OF SECURITY INTEREST

PATENTS

Patent	Owner	Registration Number	Registration Date

Control of Raman amplifiers through pump power adjustment	Debtor	US 6,807,197	October 19, 2004

Splice in PM fiber in order to depolarize pump light	The Regents of the University of Michigan	US 6,052,393	April 18, 2000

Splice in PM fiber in order to depolarize pump light	Debtor	US 6,370,164	April 9, 2002

Splice in PM fiber in order to depolarize pump light	Debtor	US 6,833,946	December 21, 2004

Bidirectionally pumped Raman amplifiers	Debtor	US 6,714,342	March 30, 2004

Bidirectionally pumped Raman amplifiers	Debtor	US 6,631,025	October 7, 2003

Raman amplification	Debtor	US 6,101,024	August 8, 2000

Raman amplification	Debtor	US 6,239,902	May 29, 2001

The Regents of the University of Michigan

Ultra long span unrepeatered Raman systems	Debtor	US 7,885,550	February 8, 2011

Ultra long span unrepeatered Raman systems	Debtor	US 7,567,593	July 28, 2009

SCHEDULE 1-B TO GRANT OF SECURITY INTEREST

PATENT APPLICATIONS

Patent Application	Owner	Application Number	Application Date